Exhibit 99.1

Single Touch Reports Second Quarter Fiscal 2014 Financial Results

Approaches 1 billion message sent milestone

JERSEY CITY, N.J. – May 13, 2014 –Single Touch Systems, Inc. (OTC BB: SITO), a technology-based mobile media solutions provider, today announced results for its second fiscal quarter ended March 31, 2014.

Financial Highlights:

•
Operating Profits: For the second quarter of 2014, on a pro-forma basis when separating out intellectual property (IP) related initiatives, Single Touch’s core, underlying business generated positive operating profits, a trend that has been established for the trailing twelve months ended September 30, 2013.

•	Cash Flow: Cash flow from operations was positive for Single Touch’s core business for the quarter ended March 31, 2014.

•
Revenue: For the second quarter of fiscal 2014, revenue was $1.8 million, a 1% increase from the second quarter of 2013. Revenue reflects an unusually harsh winter with multiple retail store closings coupled with a more mild flu season compared to last year.

•
Gross Margins: For the second quarter 2014, gross margins improved to 58%, compared to 57% for the same quarter in 2013. The increase is attributable to the media placement business that started in December 2013 having a relatively higher gross margin than the messaging business. Underlying gross margin from messaging was 57% for the first quarter of 2014, which is unchanged from the 57% gross margin from messaging for the quarter ended March 31, 2013.

•	Adjusted EBITDA: For the second quarter of fiscal 2014, on an adjusted EBITDA basis, a non-GAAP financial measure, profits were $0.1 million.

•
Net Loss: Net loss for the second quarter of 2014 was $1.1 million, or $0.01 per share, compared to a net loss of $1.0 million, or $0.01 per share in the second quarter of 2013, which is primarily attributable to an increase in compensation and stock based compensation expense for employees, directors, and consultants.

•	Messaging Volume: In the second quarter of fiscal 2014, Single Touch sent 76 million messages to mobile phone users.

“This has been a transitional quarter for Single Touch,” reported Single Touch’s President and CEO, James Orsini. “During this past quarter, we continued to grow into the mobile advertising and messaging market with the addition of new retail customers, and we continue to leverage our IP with the recently announced joint venture, VideoStar LLC.  Our FollowMe mobile advertising revenue continues to grow and we are encouraged by the validation of our patent portfolio, while we made progress with our newest location based platform by signing an international retail brand.  We strongly believe that Single Touch is strategically positioned as mobile marketing becomes imperative to retailers as they seek to directly engage with the consumer.”

Conference call information:

Date:  Tuesday, May 13, 2014
Time:  4:30 P.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 1-888-846-5003
Dial in Number for International Callers (Outside of the U.S. & Canada): 1-480-629-9761

Participating in the call will be Single Touch’s Chief Executive Officer James Orsini, Chief Financial Officer Kurt Streams, and Executive Vice President Corporate Development Jerry Hug. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on Single Touch’s website at: http://singletouch.equisolvewebcast.com/q1-2014.

If you are unable to participate in the call at this time, a replay will be available for 7 days starting on May 13, 2014 at approximately 8:00 P.M. ET. To access the replay, please dial 1-800-406-7325 in the U.S. and 1-303-590-3030 for international callers. The conference ID# is 4682723.

About Single Touch Systems, Inc.
Single Touch Systems, Inc. is a technology based mobile solutions provider serving businesses, advertisers and brands. Through patented technologies and a modular, adaptable platform, Single Touch’s multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty. For more information about Single Touch Systems, Inc. visit: www.singletouch.net

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:
Mike Bishop
The Blueshirt Group
415-217-4968
Mike@blueshirtgroup.com

[Financial Tables to Follow]

SINGLE TOUCH SYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2014	2013

Revenue
Wireless applications	$1,757,193	$1,808,836
Licensing and royalties	-	-
Media placement	60,000	-

	1,817,193	1,808,836

Operating Expenses
Royalties and application costs	767,696	776,540
Research and development	11,632	24,050
Compensation expense (including stock based
compensation)*	810,876	635,203
Depreciation and amortization	152,091	160,148
General and administrative (including stock based
compensation)*	992,871	1,006,138

	2,735,166	2,602,079

Loss from operations	(917,973)	(793,243)

Other Income (Expenses)
Interest expense	(191,103)	(279,046)

Net (loss) before income taxes	(1,109,076)	(1,072,289)

Provision for income taxes	-	-

Net income (loss)	$(1,109,076)	$(1,072,289)

Basic and diluted loss per share	$(0.01)	$(0.01)

Weighted average shares outstanding	142,706,095	132,646,727

* Details of stock based compensation included within:

Compensation Expense	$-	$-
General Administrative	266,684	190,421
Total	$266,684	$190,421

SINGLE TOUCH SYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$2,312,292	$1,146,995
Accounts receivable, net - current portion	1,348,524	1,347,827
Prepaid consulting	623,805	1,081,553
Other prepaid expenses	79,192	150,183

Total current assets	4,363,813	3,726,558

Property and equipment, net	248,333	238,815

Other assets
Accounts receivable, net	450,000	-
Prepaid consulting	-	81,547
Capitalized software development costs, net	346,316	343,575
Intangible assets:
Patents	400,727	467,837
Patent applications cost	914,062	768,646
Software license	831,000	831,000
Other assets including security deposits	65,530	65,228

Total other assets	3,007,635	2,557,833

Total assets	$7,619,781	$6,523,206

SINGLE TOUCH SYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2014	2013

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$983,842	$1,352,203
Accrued expenses	793,031	209,323
Accrued compensation - related party	574,787	72,736
Current obligation under capital lease	16,495	16,331
Convertible debenture - related party	615,016	585,708
Convertible debentures - unrelated parties	3,333,423	2,692,570

Total current liabilities	6,316,594	4,928,871

Long-term liabilities
Obligations under capital lease	21,090	29,378
Convertible debentures - unrelated parties	-	440,593

Total long-term liabilities	21,090	469,971

Total liabilities	6,337,684	5,398,842

Commitments and contingencies - See notes 8, 10 and 15

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized;
none outstanding		-
Common stock, $.001 par value; 300,000,000 shares authorized,
142,728,628 shares issued and outstanding as of March 31, 2014 and $.001 par value; 200,000,000 shares authorized,
137,220,331 shares issued and outstanding as of September 30, 2013	142,729	137,220
Additional paid-in capital	133,199,194	130,886,161
Accumulated deficit	(132,059,826)	(129,899,017)

Total stockholders' equity	1,282,097	1,124,364

Total liabilities and stockholders' equity	$7,619,781	$6,523,206